                                  Exhibit 99b
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                   FORM 11-K

             [X]
                Annual Report Pursuant to Section 15(d) of the
                        Securities Exchange Act of 1934

                  For the fiscal year ended December 31, 1995

                                       or

             [_]
   Transition Report Pursuant to Section 15(d) of theSecurities Exchange Act
                                    of 1934

 For the transition period from                         Commission file number
 _____________ to _____________                                  1-8607

                             BellSouth Savings and
                                 Security Plan

                             BELLSOUTH CORPORATION
                          1155 Peachtree Street, N.E.
                          Atlanta, Georgia 30309-3610

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       REPORT OF INDEPENDENT ACCOUNTANTS

Management Savings Plan Committee of the
 BellSouth Savings and Security Plan:

  We have audited the accompanying statements of net assets available for plan benefits of the BellSouth Savings and Security Plan as of December 31, 1995 and 1994, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of December 31, 1995 and 1994, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

  Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedule and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 24, 1996

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the registration statements of BellSouth Corporation on Form S-8 (File Nos. 33-30772 and 33-38265) of our report dated June 17, 1996, on our audits of the financial statements of the BellSouth Savings and Security Plan as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, and the accompanying financial statement schedule as of December 31, 1995, which report is included in this Annual Report on Form 11-K.

Coopers & Lybrand L.L.P.
Atlanta, Georgia

June 24, 1996

                      BELLSOUTH SAVINGS AND SECURITY PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                       EMPLOYEE STOCK
                         BELLSOUTH         INDEXED INTEREST                 MUTUAL     OWNERSHIP PLAN
                           STOCK     BOND   STOCK   INCOME   LOAN  BALANCED  FUND   ---------------------
                            FUND     FUND   FUND     FUND    FUND    FUND   WINDOW  ALLOCATED UNALLOCATED   TOTAL
         ASSETS          ---------- ------ ------- -------- ------ -------- ------- --------- ----------- ----------
Allocated share of
trust net assets.......  $1,042,539 $6,674 $54,968 $332,900 $9,619  $7,846  $12,079 $    --    $    --    $1,466,625
Investment in BellSouth
Savings and Security
Employee Stock
Ownership Plan Trust:
 BellSouth shares of
 common stock allocated
 to participants.......         --     --      --       --     --      --       --   328,519        --       328,519
 BellSouth shares of
 common stock held for
 future allocation ....         --     --      --       --     --      --       --       --     293,103      293,103
 Temporary cash
 investments...........         --     --      --       --     --      --       --    38,046      5,201       43,247
                         ---------- ------ ------- -------- ------  ------  ------- --------   --------   ----------
  Total Investments....   1,042,539  6,674  54,968  332,900  9,619   7,846   12,079  366,565    298,304    2,131,494
Allotments and
contributions
receivable.............       6,621    121   1,521    4,408    155     279      --     3,427        --        16,532
Fund, BellSouth
Management Savings and
Employee Stock
Ownership Plan,
BellSouth Enterprises
Retirement Savings Plan
and other transfers
receivable--net........       7,249    --      340      --     237     249      469      --         --         8,544
                         ---------- ------ ------- -------- ------  ------  ------- --------   --------   ----------
  Total Assets.........   1,056,409  6,795  56,829  337,308 10,011   8,374   12,548  369,992    298,304    2,156,570
                         ---------- ------ ------- -------- ------  ------  ------- --------   --------   ----------
      LIABILITIES
Distributions payable..       5,120     56     187    2,672     43      14       25    1,186        --         9,303
Fund, BellSouth
Management Savings and
Employee Stock
Ownership Plan,
BellSouth Enterprises
Retirement Savings Plan
and other transfers
payable--net...........         --       9     --     5,347    --      --       --        85        --         5,441
Notes payable..........         --     --      --       --     --      --       --       --     219,467      219,467
                         ---------- ------ ------- -------- ------  ------  ------- --------   --------   ----------
  Total liabilities....       5,120     65     187    8,019     43      14       25    1,271    219,467      234,211
                         ---------- ------ ------- -------- ------  ------  ------- --------   --------   ----------
Net Assets Available
for Plan Benefits......  $1,051,289 $6,730 $56,642 $329,289 $9,968  $8,360  $12,523 $368,721   $ 78,837   $1,922,359
                         ========== ====== ======= ======== ======  ======  ======= ========   ========   ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                               DECEMBER 31, 1994
                                (IN THOUSANDS)

                                                                                      EMPLOYEE STOCK
                          BELLSOUTH        INDEXED INTEREST                 MUTUAL    OWNERSHIP PLAN
                            STOCK    BOND   STOCK   INCOME   LOAN  BALANCED  FUND  ---------------------
                            FUND     FUND   FUND     FUND    FUND    FUND   WINDOW ALLOCATED UNALLOCATED   TOTAL
         ASSETS           --------- ------ ------- -------- ------ -------- ------ --------- ----------- ----------
Allocated share of trust
net assets..............  $641,742  $5,690 $33,632 $319,795 $6,590  $4,495  $4,864 $    --    $    --    $1,016,808
Investment in BellSouth
Savings and Security
Employee Stock Ownership
Plan Trust:
 BellSouth shares of
 common stock allocated
 to participants........       --      --      --       --     --      --      --   184,245        --       184,245
 BellSouth shares of
 common stock held for
 future allocation......       --      --      --       --     --      --      --       --     201,809      201,809
 Temporary cash
 investments............       --      --      --       --     --      --      --    11,858      6,627       18,485
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
  Total Investments.....   641,742   5,690  33,632  319,795  6,590   4,495   4,864  196,103    208,436    1,421,347
Allotments and
contributions
receivable..............     1,053     --       74      698    --        4     --     3,873        --         5,702
Fund, BellSouth
Management Savings and
Employee Stock Ownership
Plan, BellSouth
Enterprises Retirement
Savings Plan and other
transfers receivable--
net.....................     6,887     --      --       --     --      --      359      --         --         7,246
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
  Total Assets..........   649,682   5,690  33,706  320,493  6,590   4,499   5,223  199,976    208,436    1,434,295
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
      LIABILITIES
Distributions payable...     3,527      50     116    2,165    --      105       5      453        --         6,421
Fund, BellSouth
Management Savings and
Employee Stock Ownership
Plan, BellSouth
Enterprises Retirement
Savings Plan and other
transfers payable--net..       --      527   1,345    4,681    655     419     --        32        --         7,659
Notes payable...........       --      --      --       --     --      --      --       --     237,249      237,249
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
  Total liabilities.....     3,527     577   1,461    6,846    655     524       5      485    237,249      251,329
                          --------  ------ ------- -------- ------  ------  ------ --------   --------   ----------
Net Assets Available for
Plan Benefits...........  $646,155  $5,113 $32,245 $313,647 $5,935  $3,975  $5,218 $199,491   $(28,813)  $1,182,966
                          ========  ====== ======= ======== ======  ======  ====== ========   ========   ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                                                           EMPLOYEE STOCK
                          BELLSOUTH           INDEXED INTEREST                  MUTUAL     OWNERSHIP PLAN
                            STOCK      BOND    STOCK   INCOME    LOAN  BALANCED  FUND   ----------------------
                             FUND      FUND    FUND     FUND     FUND    FUND   WINDOW  ALLOCATED  UNALLOCATED   TOTAL
                          ----------  ------  ------- --------  ------ -------- ------- ---------  ----------- ----------
Net Assets Available for
Plan Benefits, December
31, 1994................  $  646,155  $5,113  $32,245 $313,647  $5,935  $3,975  $ 5,218 $199,491    $(28,813)  $1,182,966
                          ----------  ------  ------- --------  ------  ------  ------- --------    --------   ----------
Employee Contributions..      37,421   1,235    7,008   31,484     155   1,243      --       --          --        78,546
Transfer of
participants' balances--
net.....................      (3,835)    (55)   6,132  (13,087)  3,555   1,900    5,884      --          --           494
Employing company
contributions...........         --      --       --       --      --      --       --    23,397         --        23,397
Supplemental
contributions...........         --      --       --       --      --      --       --       --       24,861       24,861
Allocation of shares to
participants............         --      --       --       --      --      --       --    26,904     (26,904)         --
Transfer for loan
repayment...............         --      --       --       --      --      --       --    (5,381)      5,381          --
                          ----------  ------  ------- --------  ------  ------  ------- --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers...............      33,586   1,180   13,140   18,397   3,710   3,143    5,884   44,920       3,338      127,298
Allocated share of Trust
investment activities...     414,437     799   13,156   21,737     508   1,354    1,444  132,087     125,572      711,094
                          ----------  ------  ------- --------  ------  ------  ------- --------    --------   ----------
Total Additions.........     448,023   1,979   26,296   40,134   4,218   4,497    7,328  177,007     128,910      838,392
                          ----------  ------  ------- --------  ------  ------  ------- --------    --------   ----------
Less: Distributions to
Participants............      42,889     362    1,899   24,492     185     112       23    7,777         --        77,739
  Interest on Notes
  Payable...............         --      --       --       --      --      --       --       --       21,260       21,260
                          ----------  ------  ------- --------  ------  ------  ------- --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1995        $1,051,289  $6,730  $56,642 $329,289  $9,968  $8,360  $12,523 $368,721    $ 78,837   $1,922,359
                          ==========  ======  ======= ========  ======  ======  ======= ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1994
                                (IN THOUSANDS)

                                                                                          EMPLOYEE STOCK
                          BELLSOUTH          INDEXED  INTEREST                  MUTUAL    OWNERSHIP PLAN
                            STOCK     BOND    STOCK    INCOME    LOAN  BALANCED  FUND  ----------------------
                            FUND      FUND    FUND      FUND     FUND    FUND   WINDOW ALLOCATED  UNALLOCATED   TOTAL
                          ---------  ------  -------  --------  ------ -------- ------ ---------  ----------- ----------
Net Assets Available for
Plan Benefits, December
31, 1993................  $643,944   $5,097  $29,022  $290,728  $4,248  $  --   $  --  $162,222    $ (5,117)  $1,130,144
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Employee Contributions..    36,310    1,480    6,692    32,308     --    1,201     --       --          --        77,991
Transfer of
participants' balances--
net.....................     7,566   (1,155)  (2,759)  (11,440)  1,515   2,884   5,223      --          --         1,834
Employing company
contributions...........       --       --       --        --      --      --      --    25,178         --        25,178
Supplemental
contributions...........       --       --       --        --      --      --      --       --       23,364       23,364
Allocation of shares to
participants............       --       --       --        --      --      --      --    24,402     (24,402)         --
Transfer for loan
repayment...............       --       --       --        --      --      --      --    (3,041)      3,041          --
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers...............    43,876      325    3,933    20,868   1,515   4,085   5,223   46,539       2,003      128,367
Allocated share of Trust
investment activities...   (13,460)       3      452    19,869     172     (35)    --    (6,708)     (2,938)      (2,645)
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Total Additions.........    30,416      328    4,385    40,737   1,687   4,050   5,223   39,831        (935)     125,722
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
Less: Distributions to
Participants............    28,205      312    1,162    17,818     --       75       5    2,562         --        50,139
  Interest on Notes
  Payable...............       --       --       --        --      --      --      --       --       22,761       22,761
                          --------   ------  -------  --------  ------  ------  ------ --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1994......  $646,155   $5,113  $32,245  $313,647  $5,935  $3,975  $5,218 $199,491    $(28,813)  $1,182,966
                          ========   ======  =======  ========  ======  ======  ====== ========    ========   ==========

  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                         YEAR ENDED DECEMBER 31, 1993
                                (IN THOUSANDS)

                                                                        EMPLOYEE STOCK
                          BELLSOUTH         INDEXED INTEREST            OWNERSHIP PLAN
                            STOCK     BOND   STOCK   INCOME    LOAN  ----------------------
                            FUND      FUND   FUND     FUND     FUND  ALLOCATED  UNALLOCATED   TOTAL
                          ---------  ------ ------- --------  ------ ---------  ----------- ----------
Net Assets Available for
Plan Benefits, December
31, 1992................  $546,539   $2,189 $18,422 $256,826  $1,145 $106,470    $(26,236)  $  905,355
                          --------   ------ ------- --------  ------ --------    --------   ----------
Employee contributions..    32,620    1,245   5,998   33,218     --       --          --        73,081
Transfer of
participants'
balances--net...........    (6,932)   1,568   3,401     (989)  3,206      --          --           254
Employing company
contributions...........       --       --      --       --      --    17,112         --        17,112
Supplemental
Contributions...........       --       --      --       --      --       --       23,138       23,138
Allocation of Shares to
Participants............       --       --      --       --      --    23,280     (23,280)         --
Transfer for loan
repayment...............       --       --      --       --      --    (3,086)      3,086          --
                          --------   ------ ------- --------  ------ --------    --------   ----------
Total Allotments,
Contributions,
Allocations and
Transfers...............    25,688    2,813   9,399   32,229   3,206   37,306       2,944      113,585
Allocated share of Trust
investment activities...    99,292      317   2,258   18,807      96   19,992      42,282      183,044
                          --------   ------ ------- --------  ------ --------    --------   ----------
Total Additions.........   124,980    3,130  11,657   51,036   3,302   57,298      45,226      296,629
                          --------   ------ ------- --------  ------ --------    --------   ----------
Less: Distributions to
Participants............    27,575      222   1,057   17,134     199    1,546         --        47,733
  Interest on Notes
  Payable...............       --       --      --       --      --       --       24,107       24,107
                          --------   ------ ------- --------  ------ --------    --------   ----------
 Net Assets Available
 for Plan Benefits,
 December 31, 1993......  $643,944   $5,097 $29,022 $290,728  $4,248 $162,222    $ (5,117)  $1,130,144
                          ========   ====== ======= ========  ====== ========    ========   ==========


  The accompanying notes are an integral part of these financial statements.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

1. PLAN DESCRIPTION (WHOLE DOLLARS)--

  The BellSouth Savings and Security Plan (the Plan) was established by BellSouth Corporation (BellSouth) to provide a convenient way for non-salaried employees to save for their retirement on a long-term basis and to acquire an ownership interest in BellSouth. The assets of the Plan are held in the BellSouth Master Savings Trust (the Master Savings Trust) and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Management Savings and Employee Stock Ownership Plan for investment purposes.

  Highlights of the Plan are described in the Prospectus/Summary Plan Description, as supplemented (SPD), which is available to all participants. A copy of the SPD can be obtained by calling the BellSouth Participant Service Center at 1-800-995-1000 or 1-615-333-9000 via company telephone. In addition, copies of the Plan, trust agreement and other related documents which include details of the Plan can be obtained by writing to: Secretary, BellSouth Savings Plan Committee, Room 13C09, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

  The following changes were adopted during 1995:

  Effective April 1, 1995, participants are allowed to have two outstanding loans from the Plan. Previously only one outstanding loan at a time was available. In addition, the maximum amount available for a loan will include any amounts rolled over to the Plan from another qualified plan. The amount available for any loan is the lesser of (1) 50% of the total pre-tax account balance and rollover amounts or (2) $50,000 reduced by the highest outstanding loan balance during the last twelve months. The loan payoff period will remain two to five years. However, the entire loan balance can be prepaid once the loan has been outstanding for one year. A $5 annual maintenance fee will be charged for loans initiated on or after April 1, 1995. The maintenance fee is in addition to the loan initiation fee of $50.

  The annual administrative fee per participant is $22 in 1995. This represents no change in the fee amount from 1994. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested, and four changes in the percent contributed from each paycheck. More than four changes in any category will cost an extra $2 per transaction. In addition, a $6 charge will be applied for transactions made through a service representative if these transactions can be made through the automated voice response system (VRS). Participants are not charged for using a service representative to help with transactions that cannot be handled through VRS. If a participant has one or more investments in the Mutual Fund Window (the Window) there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window.

  The following changes will affect Plan participants during 1996:

  Effective January 1, 1996, participants will be allowed to defer a larger percent of their compensation through contributions to the Plan. Participants may contribute up to 15% of their eligible compensation to the Plan on a before-tax basis. The former before-tax unit was 12%. Additionally, a new basic contribution band will be added for participants whose weekly rate of pay is $1,000 or more. Participants at this pay level will be allowed to contribute up to $55 on a weekly basis and receive company matching contributions.

  The annual administrative fee per participant will be $2.20 per month for the first six months of 1996 and $2.26 for the last six months of 1996 totaling $26.76 for calendar year 1996. This represents an increase of $4.76 over the 1995 annual fee of $22. This fee will pay for up to four fund transfers, four changes in how participant contributions are invested and four changes in the percent contributed from each paycheck. More than four changes in any of the above categories will cost an extra $2 per transaction. In addition, a $6 charge will be

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
1. PLAN DESCRIPTION (WHOLE DOLLARS) (CONTINUED)--

applied for transactions made through a service representative if these transactions can be made through the automated VRS. From January 1, 1996 through June 30, 1996, if a participant has one or more investments in the Window there is a $1.50 per month maintenance charge and a $2.00 fee per transaction within the Window. Beginning July 1, 1996, there will no longer be a fee associated with mutual fund investments, although, a $2 charge will be applied for changes that exceed four, as discussed above.

  Effective July 1, 1996, participants will have a new investment option to which they can direct their contributions. The Fidelity Growth and Income Fund is an active, large capitalization growth and income stock mutual fund. The fund's investment objective is to seek high total return through a combination of current income and capital appreciation. The fund expects to invest the majority of its assets in domestic and foreign equity securities.

  Effective July 1, 1996, investments held by the Plan will be valued on a daily basis. Prior to that date investments were valued on a monthly basis. In connection with daily valuation, investments in mutual funds will no longer be required to be made through the Window. Beginning July 1, 1996, participants will be allowed to make direct contributions into the offered mutual funds, which will be considered core funds.

  Bankers Trust Company is the Trustee for the Master Savings Trust. Bankers Trust Company is also the recordkeeper and service center provider for the Plan.

2. ACCOUNTING POLICIES--

  The financial statements of the Plan have been prepared in accordance with generally accepted accounting principles. Such financial statements include estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the amounts of revenues and expenses. Actual results could differ from those estimates. Certain amounts in prior period financial statements have been reclassified to conform to the current year's presentation.

  With respect to the Statement of Changes in Net Assets Available for Plan Benefits for the years presented, Allocated Share of Trust Investment Activities includes net appreciation/(depreciation) in fair value of investments which represents the sum of realized gains, net of realized losses and the net change in unrealized appreciation/(depreciation) on the investments.

  The values of investments in the Master Savings Trust are determined as follows:

    Shares of BellSouth common stock and other securities listed on a national stock exchange are valued on the basis of the closing price per share on December 31, 1995 and December 31, 1994, as reported on the New York Stock Exchange composite tape or, if no sales were made on that date, at the closing price on the next preceding day on which sales were made;

    Over-the-counter securities and government obligations are valued based on the bid prices on December 31, 1995 and 1994 from published sources where available and, if not available, from other sources considered reliable; and

    Contracts with insurance companies are valued at principal plus reinvested interest.

  Purchases and sales of securities are reflected as of the trade date.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
2. ACCOUNTING POLICIES (CONTINUED)--

  Realized gains and losses on sales of investments are determined on the basis of average cost.

  Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

3. UNITS OF THE PLAN (WHOLE DOLLARS)--

  Participants in the Plan can invest their contributions among five core funds; BellSouth Stock Fund, Bond Fund, Indexed Stock Fund, Interest Income Fund and the Balanced Fund. The interest of a participant in each type of investment of the Plan is represented by units as described in Section 8 of the Plan. The units of each fund of the Plan were reunitized or restated on January 1, 1994 except for the Balanced Fund which was a new investment option at that date. Each fund was given a "new start" beginning with a unit value of $1.000000. At the same date the number of units credited to the participants' accounts was increased, so that the number of units owned equaled the dollar amount invested.

  The number and value of units as of December 31, 1995 and December 31, 1994 were as follows:

                               DECEMBER 31, 1995              DECEMBER 31, 1994
                         ------------------------------ ------------------------------
TYPE OF INVESTMENT       NUMBER OF UNITS VALUE PER UNIT NUMBER OF UNITS VALUE PER UNIT
- ------------------       --------------- -------------- --------------- --------------
BellSouth Stock Fund....   646,120,050      $1.6271       659,403,300      $ .9799
Bond Fund...............     5,846,822       1.1512         5,100,850       1.0024
Indexed Stock Fund......    40,738,848       1.3904        31,849,462       1.0124
Interest Income Fund....   288,269,045       1.1423       293,266,649       1.0694
Balanced Fund...........     6,661,087       1.2551         4,097,176        .9702

  The number and value of units by month for each fund during 1995 were as follows:

                      BELLSOUTH STOCK                          INDEXED STOCK      INTEREST INCOME
                            FUND             BOND FUND             FUND                 FUND           BALANCED FUND
                    -------------------- ------------------ ------------------- -------------------- ------------------
                      NUMBER     VALUE    NUMBER    VALUE     NUMBER    VALUE     NUMBER     VALUE    NUMBER    VALUE
       1995          OF UNITS   PER UNIT OF UNITS  PER UNIT  OF UNITS  PER UNIT  OF UNITS   PER UNIT OF UNITS  PER UNIT
       ----         ----------- -------- --------- -------- ---------- -------- ----------- -------- --------- --------
January............ 655,066,354 1.078408 5,157,177 1.019665 31,909,291 1.038989 297,740,629 1.075578 4,065,989 0.992864
February........... 653,811,956 1.072154 5,244,189 1.038670 32,172,397 1.079856 300,216,521 1.081083 4,050,376 1.023949
March.............. 647,835,799 1.083396 5,298,889 1.044917 32,201,747 1.111654 304,049,185 1.087167 4,041,544 1.045981
April.............. 644,220,512 1.125450 5,390,400 1.056714 32,716,050 1.144244 307,659,631 1.093103 4,129,404 1.072089
May................ 640,739,933 1.125799 5,460,262 1.088812 33,644,633 1.189697 308,368,500 1.099243 4,300,824 1.110182
June............... 636,415,050 1.169254 5,515,360 1.096482 34,705,478 1.216581 308,690,807 1.105314 4,599,746 1.128489
July............... 630,271,824 1.260906 5,752,006 1.096421 36,497,857 1.256071 313,121,366 1.111459 4,949,634 1.155206
August............. 628,427,216 1.279478 5,812,044 1.106190 37,935,275 1.259916 311,948,599 1.117538 5,507,012 1.162737
September.......... 636,934,215 1.360702 5,650,150 1.114523 38,176,151 1.310526 302,469,853 1.123514 5,883,313 1.192495
October............ 638,453,484 1.434636 5,720,847 1.127017 39,257,866 1.306407 298,642,098 1.129887 6,121,067 1.197048
November........... 642,414,467 1.456638 5,803,789 1.139079 40,132,281 1.364372 292,386,985 1.135932 6,414,298 1.235949
December........... 646,120,050 1.627080 5,846,822 1.151248 40,738,848 1.390365 288,269,045 1.142298 6,661,087 1.255084

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
3. UNITS OF THE PLAN (WHOLE DOLLARS) (CONTINUED)--

  The net asset values by month for each fund included in the Mutual Fund Window were as follows:

                            DFA        DFA U.S.      DFA U.S.     20TH CENTURY
               BERGER  INTERNATIONAL   LARGE CAP     SMALL CAP       GROWTH
 1995         100 FUND VALUE II FUND VALUE II FUND VALUE II FUND INVESTORS FUND
 ----         -------- ------------- ------------- ------------- --------------
January......  $15.25      $9.14         $9.77         $9.83         $18.41
February.....  $15.58      $9.12        $10.31        $10.17         $19.04
March........  $15.94      $9.65        $10.46        $10.29         $19.86
April........  $16.20      $9.95        $10.83        $10.65         $20.61
May..........  $16.39      $9.89        $11.38        $10.94         $21.26
June.........  $17.23      $9.78        $11.62        $11.37         $22.26
July.........  $18.08     $10.33        $12.12        $11.98         $23.39
August.......  $18.43      $9.97        $12.47        $12.36         $23.84
September....  $18.89     $10.03        $12.89        $12.50         $24.61
October......  $18.28      $9.83        $12.36        $11.89         $23.88
November.....  $18.70      $9.95        $12.72        $12.13         $23.64
December.....  $18.10     $10.42        $12.77        $12.29         $19.39

  At December 31, 1995, the number of participants currently contributing to the Plan by investment direction as described in Section 7 of the Plan was as follows:

                                                                       NO.
                          FUND DESCRIPTION                         PARTICIPANTS
                          ----------------                         ------------
   Entirely in BellSouth Stock Fund...............................    15,506
   Entirely in Indexed Stock Fund.................................     1,495
   Entirely in Interest Income Fund...............................    13,435
   Entirely in Balanced Fund......................................       272
   Equally in BellSouth Stock Fund and Bond Fund..................       242
   Equally in BellSouth Stock Fund and Indexed Stock Fund.........     1,697
   Equally in BellSouth Stock Fund and Interest Income Fund.......     7,553
   Equally in BellSouth Stock Fund and Balanced Fund..............       191
   Equally in Bond Fund and Indexed Stock Fund....................       164
   Equally in Indexed Stock Fund and Interest Income Fund.........       504
   Equally in Indexed Stock Fund and Balanced Fund................       201
   Equally in Bond Fund, Indexed Stock Fund and Interest Income
    Fund..........................................................       104
   Equally in BellSouth Stock Fund, Bond Fund and Indexed Stock
    Fund..........................................................       171
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Interest Income Fund..........................................       334
   Equally in BellSouth Stock Fund, Indexed Stock Fund and
    Balanced Fund.................................................       198
   Equally in BellSouth Stock Fund, Bond Fund, Indexed Stock Fund
    and Interest Income Fund......................................       273
   Various Fund combinations*.....................................       645
                                                                      ------
     Total Participants...........................................    42,985
                                                                      ======

- --------
* Includes all other investment directions having less than 100 participants.

Participants cannot make contributions directly to the Mutual Fund Window. Mutual Fund Window investments are made via transfer from contributions made to the five core funds.

  Since all employing company contributions are made to the ESOP, all employees currently contributing to the Plan are participants in the ESOP.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

4. TAX STATUS

  The Internal Revenue Service has determined and informed the Company by letter dated November 22, 1995, that the Plan and related trust meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the Code), and is exempt from Federal income taxes under Section 501(a) of the Code.

For information on the Federal income tax effects on the employee with respect to the Plan, participants should refer to the Plan Prospectus.

5. CONTRIBUTIONS

  Employing company contributions reflect reductions for forfeited contributions as described in the Plan document.

  Employee contributions to the Plan are accrued based upon authorized basic and supplemental contributions. The maximum basic contribution rate was $50 a week during 1995. Effective January 1, 1996 the maximum basic contribution rate will be increased to $55 per week. No more than 12% of compensation could be contributed on a before-tax basis. Effective January 1, 1996, participants may contribute up to 15% of their eligible compensation to the Plan on a before-tax basis. Total before-tax and after-tax contributions may not exceed 15% of compensation.

  The employing company makes contributions in respect of each participant's authorized basic contribution. The rate of the employing company matching contribution remains in effect for a twelve month period from April 1 through March 31. From January 1995 through March 1995, employing company matching contributions were accrued based on an amount equal to 71% of the authorized basic contribution of each participating employee of BellSouth Advertising and Publishing Corporation and 76% for employees of all other participating companies. From April 1995 through December 1995, the matching contribution was 69%. Employing company matching contributions will vest upon a participant's completion of three years service. One year of vesting service is earned upon a participants' completion of 1,000 work hours during any year.

  Effective January 1, 1994, contributions previously made to the BellSouth Enterprises Retirement Savings Plan by certain employees of BellSouth Enterprises headquarters began to be invested in the Plan.

6. TERMINATION PRIORITIES

  BellSouth intends to continue the Plan indefinitely but reserves the right to terminate or amend it. In the event the Plan is terminated, subject to conditions set forth in the Employee Retirement Income Security Act of 1974, as amended, participants will receive written notification of plan termination at least 30 days in advance. The participant may then elect to leave all units in his/her account until they leave the Company or take a lump sum distribution of the value of his/her units.

7. PLAN EXPENSES

  Investment manager fees are paid by the Master Savings Trust. Investment manager fees included in allocated share of Trust investment activities in the 1995 Statement of Changes in Net Assets were $14.1, $11.3, $141.5 and $5.7 for the Bond Fund, Indexed Stock Fund, Interest Income Fund and Balanced Fund, respectively.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
8. MUTUAL FUND WINDOW

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1995:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
         ASSETS
Allocated share of trust
 net assets.............    $6,013       $857          $1,462         $1,235          $2,512        $12,079
Investment in BellSouth
 Savings and Security
 Employee Stock
 Ownership Plan Trust:
 BellSouth shares of
  common stock allocated
  to participants.......       --         --              --             --              --             --
 BellSouth shares of
  common stock held for
  future allocation.....       --         --              --             --              --             --
 Temporary cash
  investments...........       --         --              --             --              --             --
                            ------       ----          ------         ------          ------        -------
  Total Investments.....     6,013        857           1,462          1,235           2,512         12,079
Allotments and
 contributions
 receivable.............       --         --              --             --              --             --
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........         8        115              79             86             181            469
                            ------       ----          ------         ------          ------        -------
  Total Assets..........     6,021        972           1,541          1,321           2,693         12,548
                            ------       ----          ------         ------          ------        -------
      LIABILITIES
Distributions payable...        18          4             --             --               3              25
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --         --              --             --              --             --
Notes payable...........       --         --              --             --              --             --
                            ------       ----          ------         ------          ------        -------
  Total liabilities.....        18          4             --             --                3             25
                            ------       ----          ------         ------          ------        -------
Net Assets Available for
 Plan Benefits..........    $6,003       $968          $1,541         $1,321          $2,690        $12,523
                            ======       ====          ======         ======          ======        =======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's net assets available for plan benefits are comprised of the following funds at December 31, 1994:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
         ASSETS
Allocated share of trust
 net assets.............    $2,876       $560           $208           $394            $826         $4,864
Investment in BellSouth
 Savings and Security
 Employee Stock
 Ownership Plan Trust:
 BellSouth shares of
  common stock allocated
  to participants.......       --         --             --             --              --             --
 BellSouth shares of
  common stock held for
  future allocation.....       --         --             --             --              --             --
 Temporary cash
  investments...........       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
  Total Investments.....     2,876        560            208            394             826          4,864
Allotments and
 contributions
 receivable.............       --         --             --             --              --             --
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 receivable--net........       134         22             16             68             119            359
                            ------       ----           ----           ----            ----         ------
  Total Assets..........     3,010        582            224            462             945          5,223
                            ------       ----           ----           ----            ----         ------
      LIABILITIES
Distributions payable...         1        --             --               4             --               5
Fund, BellSouth
 Management Savings and
 Employee Stock
 Ownership Plan,
 BellSouth Enterprises
 Retirement Savings Plan
 and other transfers
 payable--net...........       --         --             --             --              --             --
Notes payable...........       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
  Total liabilities.....         1        --             --               4             --               5
                            ------       ----           ----           ----            ----         ------
Net Assets Available for
 Plan Benefits..........    $3,009       $582           $224           $458            $945         $5,218
                            ======       ====           ====           ====            ====         ======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in net assets available for plan benefits are comprised of the following funds for the year ended December 31, 1995:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1994...............    $3,009       $582          $  224         $  458          $  945        $ 5,218
                            ------       ----          ------         ------          ------        -------
Employee Contributions..       --         --              --             --              --             --
Transfer of
 participants'
 balances--net..........     2,185        308           1,156            697           1,538          5,884
Employing company
 contributions..........       --         --              --             --              --             --
Supplemental
 contributions..........       --         --              --             --              --             --
Allocation of shares to
 participants...........       --         --              --             --              --             --
Transfer of loan
 repayment..............       --         --              --             --              --             --
                            ------       ----          ------         ------          ------        -------
Total Allotments,
 Contributions,
 Allocations and
 Transfers..............     2,185        308           1,156            697           1,538          5,884
Allocated share of Trust
 investment activities..       826         81             161            166             210          1,444
                            ------       ----          ------         ------          ------        -------
Total Additions.........     3,011        389           1,317            863           1,748          7,328
                            ------       ----          ------         ------          ------        -------
Less: Distributions to
 Participants...........        17          3             --             --                3             23
  Interest on Notes
   Payable..............       --         --              --             --              --             --
                            ------       ----          ------         ------          ------        -------
 Net Assets Available
  for Plan Benefits,
  December 31, 1995.....    $6,003       $968          $1,541         $1,321          $2,690        $12,523
                            ======       ====          ======         ======          ======        =======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

8. MUTUAL FUND WINDOW (CONTINUED)--

  The Mutual Fund Window's changes in net assets available for plan benefits are comprised of the following funds for the year ended December 31, 1994:

                                          DFA           DFA            DFA         20TH CENTURY   MUTUAL FUND
                          BERGER 100 INTERNATIONAL U.S. LARGE CAP U.S. SMALL CAP GROWTH INVESTORS   WINDOW
                             FUND    VALUE II FUND VALUE II FUND  VALUE II FUND        FUND          TOTAL
                          ---------- ------------- -------------- -------------- ---------------- -----------
Net Assets Available for
 Plan Benefits, December
 31, 1993...............    $  --        $--            $--            $--             $--          $  --
                            ------       ----           ----           ----            ----         ------
Employee Contributions..       --         --             --             --              --             --
Transfer of
 participants'
 balances--net..........     3,010        582            224            462             945          5,223
Employing company
 contributions..........       --         --             --             --              --             --
Supplemental
 contributions..........       --         --             --             --              --             --
Allocation of shares to
 participants...........       --         --             --             --              --             --
Transfer of loan
 repayment..............       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
Total Allotments,
 Contributions,
 Allocations and
 Transfers..............     3,010        582            224            462             945          5,223
Allocated share of Trust
 investment activities..       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
Total Additions.........     3,010        582            224            462             945          5,223
                            ------       ----           ----           ----            ----         ------
Less: Distributions to
 Participants...........         1        --             --               4             --               5
  Interest on Notes
   Payable..............       --         --             --             --              --             --
                            ------       ----           ----           ----            ----         ------
 Net Assets Available
  for Plan Benefits,
  December 31, 1994.....    $3,009       $582           $224           $458            $945         $5,218
                            ======       ====           ====           ====            ====         ======

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)
9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST

  The assets of the Plan are held in the Master Savings Trust and are commingled with the assets of the BellSouth Enterprises Retirement Savings Plan and the assets of the BellSouth Management Savings and Employee Stock Ownership Plan. The assets of the BellSouth Employee Stock Ownership Plan (PAYSOP) are held in a sub-trust of the Master Savings Trust. This sub-trust is not included in the following Master Savings Trust information.

  The Plan's allocated share of the total net assets of all funds in the Master Savings Trust at December 31, 1995 and 1994 was 33.0476% and 31.5478%, respectively. The Plan's allocated share of the net assets of each fund in the Master Savings Trust at December 31, 1995 and 1994 was as follows:

                                                               1995      1994
                                                             --------- ---------
   BellSouth Stock Fund..................................... 46.29514% 44.74181%
   Bond Fund................................................  4.62267%  4.02274%
   Indexed Stock Fund.......................................  8.68148%  7.65149%
   Interest Income Fund..................................... 27.82033% 29.49415%
   Loan Fund................................................ 16.21847% 13.89768%
   Balanced Fund............................................ 12.20172% 12.53545%
   Mutual Fund Window....................................... 13.72490% 12.17727%

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  The financial position of the Master Savings Trust at December 31, 1995 and 1994 was as follows:

                                                             1995       1994
                                                          ---------- ----------
Assets: Investment at value:
 BellSouth Stock Fund:
  BellSouth common shares................................ $2,216,148 $1,396,036
  Temporary cash investments.............................     33,313     44,436
 Bond Fund:
  Securities.............................................    139,775    136,669
  Temporary cash investments.............................      2,302      2,282
 Indexed Stock Fund:
  Equity Index Fund......................................    630,335    426,228
  Temporary cash investments.............................      3,035     13,684
 Interest Income Fund:
  Contracts..............................................  1,182,614  1,047,899
  Temporary cash investments.............................     14,514     37,529
 Loan Fund:
  Loans to participants..................................     59,432     47,581
  Temporary cash investments.............................         39         37
 Balanced Fund:
  Securities.............................................     36,043     20,094
  Temporary cash investments.............................     28,185     15,760
 Mutual Fund Window:
  Berger 100 Fund........................................     34,304     18,745
  DFA International Value II Fund........................     16,020      8,225
  DFA U.S. Large Cap Value II Fund.......................      7,801      1,419
  DFA U.S. Small Cap Value II Fund.......................     15,151      6,490
  20th Century Growth Investors Fund.....................     12,920      4,839
  Temporary cash investments.............................      1,800        227
 Distributable shares....................................      3,004      3,916
 Dividends and interest income receivable................      2,516      3,716
 Receivable for investments sold.........................      4,752     42,196
 Loan repayment receivable...............................        --         487
 Variation margin receivable.............................         33         41
                                                          ---------- ----------
                                                          $4,444,036 $3,278,536
 Liabilities:
  Payable for investments purchased......................      4,741     52,824
  Variation margin payable...............................        --          20
  Administrative fees payable............................        648      1,362
                                                          ---------- ----------
Allocated share of trust net assets (excluding ESOP
 Trusts).................................................  4,438,647  3,224,330
Investment in ESOP Trusts:
 BellSouth shares of common stock allocated to partici-
  pants..................................................    773,185    415,616
 Distributable shares....................................        845        732
 BellSouth common shares held for future allocation......    871,871    597,525
 Temporary cash investments..............................     65,498     37,074
                                                          ---------- ----------
Total investments........................................  6,150,046  4,275,277
Liabilities:
 Payable for investments purchased.......................     19,031        --
 Notes payable...........................................    647,311    693,900
                                                          ---------- ----------
   Trust net assets...................................... $5,483,704 $3,581,377
                                                          ========== ==========
Investments at cost...................................... $4,091,362 $3,809,323
                                                          ========== ==========

  Distributions payable in shares at year end are reclassed from BellSouth common shares and ESOP--BellSouth common shares held for future allocation to the respective "Distributable Shares" line.

  See Item 27a, BellSouth Master Savings Trust Schedule of Assets Held for Investment purposes.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  Assets in the BellSouth Stock Fund, Bond Fund and Indexed Stock Fund are invested in securities which fluctuate in market value, and the values of the units fluctuate as of the end of each month.

  Assets in the Interest Income Fund are invested in a number of investment contracts with diversified groups of high quality financial institutions. The value of the Interest Income Fund is based upon the principal invested and the interest credited, and the value of the units should increase as of the end of each month. Some of these contracts are unsecured, general obligations of such companies. Their security is subject to the ability of the insurance companies or other financial institutions to repay their debts generally as they come due. Other contracts are backed specifically by high quality, fixed income assets. Therefore, many of the new investment contracts have the underlying assets held in a separate account of an insurance company or in a trust fund. These assets are protected from the general creditors of the contract issuer.

  The contracts held by the Trust in the Interest Income Fund are considered fully benefit-responsive in accordance with AICPA Statement of Position 94-4. A fully benefit-responsive investment contract provides a liquidity guarantee by a financially responsible third party of principal and previously accrued interest for liquidations, transfers, loans or hardship withdrawals initiated by plan participants exercising their rights to withdraw, borrow or transfer funds under the terms of the ongoing plan. The fair value of these investment contracts as of December 31, 1995 was $1,202,906.

  The crediting interest rate at December 31, 1995 and 1994, was 6.75% and 6.92%, respectively. The average yield as of December 31, 1995 and 1994, was 6.82% and 6.95%, respectively. Interest rates are reset on a quarterly, monthly or semi-annual basis, whereby, such rates are reset to move the current book value of these investments toward the projected future market value over the life of the contract.

  In three separate transactions during 1990, the BellSouth Management Savings and Employee Stock Ownership Trust and the BellSouth Savings and Security ESOP Trust (the "ESOP Trusts") issued medium-term notes in the amount of $550 million and $300 million, respectively, to fund the ESOP. Assets held in each investment fund of the Plan, other than the assets held by the ESOP Trusts described below, are unavailable to service the ESOP debt.

  Assets held by the ESOP Trusts are generally unavailable to satisfy claims of holders of debt securities issued by the ESOP Trusts to finance the acquisition of common stock for the benefit of ESOP participants. The debt securities are guaranteed by and are subject to direct recourse against BellSouth. BellSouth contributes to the Trusts an amount necessary, net of ESOP dividends and interest, to service the ESOP loan payments and to purchase any additional shares required to meet the match obligation. Such contributions are subject to the claims of such holders but are held at BellSouth and paid to the ESOP Trust twice yearly to fund, on a same day basis, required payments by the ESOP Trusts on the notes. Such contributions would not remain in the Plan Trusts unless there were a default on the debt securities by the ESOP Trustee after having received the required contributions from BellSouth. Therefore, holders of the debt securities should not rely on the assets of the ESOP Trusts in arriving at an investment decision with respect to the debt securities. For the year ended December 31, 1995, BellSouth made cash contributions to the ESOP Trusts in the amount of $46,589 for the purpose of servicing the guaranteed debt and cash contributions in the amount of $11,979 to purchase additional shares to meet the match obligations and expects to make similar contributions during the life of the Plan.

                      BELLSOUTH SAVINGS AND SECURITY PLAN

            (DOLLARS IN THOUSANDS, EXCEPT UNIT VALUES AND AS NOTED)

9. INTEREST IN BELLSOUTH MASTER SAVINGS TRUST (CONTINUED)--

  A description of each debt issue is as follows:

  BellSouth Management Savings and Employee Stock Ownership Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $275,000    9.125%     July 1, 2003
Amortizing Medium-Term Notes, Series A...... $275,000    9.19%      July 1, 2003
                                             --------
  Total..................................... $550,000

  BellSouth Savings and Security ESOP Trust:

                   TITLE                      AMOUNT  INTEREST RATE   DUE DATE
                   -----                     -------- ------------- ------------
Amortizing Medium-Term Notes, Series A...... $300,000    9.125%     July 1, 2003

  Maturities of the ESOP Trusts' long-term debt outstanding at December 31, 1995 are as follows:

                     1996    1997    1998    1999    2000   THEREAFTER  TOTAL
                    ------- ------- ------- ------- ------- ---------- --------
Maturities......... $52,977 $59,898 $67,418 $75,589 $84,470  $306,959  $647,311
                    ======= ======= ======= ======= =======  ========  ========

  Investment activities of the Master Savings Trust are allocated to the Plan based upon the total of each individual plan participant's share of the Master Savings Trust investment activities during the period ended December 31, 1995.

  The Master Savings Trust investment activities for the fiscal year ended December 31, 1995, 1994 and 1993 were as follows:

                                                  1995       1994       1993
                                               ----------  ---------  --------
Investment Activities:
 Dividends on BellSouth Corporation common
  shares...................................... $  123,588  $ 119,486  $118,094
 Interest Income Fund income..................     77,893     69,048    65,950
 Other interest...............................     18,523     12,748    11,917
 Net change in unrealized
  appreciation/(depreciation) on investments..  1,581,522   (185,677)  292,122
 Net realized gain on investments.............     62,815     14,693    31,658
 Investment Manager Fees......................     (1,017)      (980)     (973)
                                               ----------  ---------  --------
Net investment activities..................... $1,863,324  $  29,318  $518,768
                                               ==========  =========  ========

                         BELLSOUTH MASTER SAVINGS TRUST

           ITEM 27A--SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                             (DOLLARS IN THOUSANDS)

                                                        DECEMBER 31, 1995
                                                 --------------------------------
                                                 NUMBER OF
                                                 SHARES OR
                                                 PRINCIPAL              CARRYING
       NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
       ---------------------------------         ---------- ---------- ----------
                              BELLSOUTH STOCK FUND
SHARES OF BELLSOUTH COMMON STOCK*--98.5%........     51,015 $1,074,057 $2,219,152
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--1.5%................     18,374     33,127     33,313
                                                            ---------- ----------
  Total BellSouth Stock Fund--100%..............            $1,107,184 $2,252,465
                                                            ---------- ----------

                                   BOND FUND
U.S. GOVERNMENT TREASURY NOTES--41.0%
 U.S. Treasury Notes, 7.625%, 05/31/96.......... $    3,500 $    3,809 $    3,532
 U.S. Treasury Notes, 7.875%, 06/30/96.......... $    2,000      2,012      2,025
 U.S. Treasury Notes, 7.250%, 08/31/96.......... $    6,750      6,835      6,832
 U.S. Treasury Notes, 6.750%, 05/31/97.......... $    2,500      2,545      2,552
 U.S. Treasury Notes, 7.375%, 11/15/97.......... $    9,525      9,861      9,885
 U.S. Treasury Notes, 7.250%, 11/30/96.......... $   13,750     14,061     13,984
 U.S. Treasury Notes, 7.500%, 12/31/96.......... $    6,450      6,592      6,591
 U.S. Treasury Notes, 8.875%, 11/15/97.......... $    2,500      2,654      2,661
 U.S. Treasury Notes, 8.875%, 11/15/98.......... $    2,200      2,397      2,409
 U.S. Treasury Notes, 8.000%, 10/15/96.......... $    2,700      2,796      2,756
 U.S. Treasury Notes, 8.000%, 01/15/97.......... $      725        743        745
 U.S. Treasury Notes, 8.500%, 04/15/97.......... $    4,050      4,215      4,213
                                                            ---------- ----------
                                                            $   58,520 $   58,185
                                                            ---------- ----------
U.S. GOVERNMENT TREASURY BONDS--28.7%
 U.S. Treasury Bonds, 11.625%, 11/15/04......... $    5,400 $    7,188 $    7,641
 U.S. Treasury Bonds, 9.375%, 02/15/06.......... $   11,000     12,334     14,137
 U.S. Treasury Bonds, 7.250%, 05/15/16.......... $   11,450     10,893     13,074
 U.S. Treasury Bonds, 7.500%, 11/15/06.......... $    1,000      1,053      1,173
 U.S. Treasury Bonds, 8.125%, 08/15/19.......... $    3,750      4,223      4,715
                                                            ---------- ----------
                                                            $   35,691 $   40,740
                                                            ---------- ----------
FEDERAL AGENCY OBLIGATIONS--2.0%
 Federal Natl. Mtg. Assn., 6.06%, 10/02/97...... $    1,450 $    1,452 $    1,457
 Federal Home Ln, Bks., 5.860%, 10/24/96........ $    1,425      1,424      1,423
                                                            ---------- ----------
                                                            $    2,876 $    2,880
                                                            ---------- ----------
DOMESTIC CORPORATE OBLIGATIONS--26.7%
 Cleveland Elec. Illum. Co.
  9.100%, 07/22/96.............................. $      400 $      430 $      404
 Cleveland Elec. Illum. Co.
  9.450%, 12/01/97.............................. $    1,000      1,091      1,037
 Cleveland Elec. Illum. Co.
  8.700%, 06/03/96.............................. $    4,600      4,798      4,625

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31, 1995
                                                       -----------------------------------------
                                                          NUMBER OF
                                                          SHARES OR
                                                          PRINCIPAL                   CARRYING
                    NAME OF ISSUER AND TITLE OF ISSUE       AMOUNT      COST            VALUE
                   ---------------------------------   ------------- ----------     ------------
                          BOND-FUND--(CONTINUED)
DOMESTIC CORPORATE OBLIGATIONS--26.7%--(CONTINUED)
 Commonwealth Edison Co.
  9.010%, 08/01/96...............................      $    1,000    $    1,056     $    1,014
 Commonwealth Edison Co.
  8.920%, 08/15/96...............................      $    1,000         1,005          1,015
 Houston Inds. Inc.
  7.250%, 12/01/96...............................      $    1,500         1,500          1,519
 Illinois Pwr. Co.
  9.250%, 12/16/96...............................      $    2,000         2,085          2,063
 Pacificorp Secd.
  8.690%, 07/16/96...............................      $    2,000         2,000          2,030
 Pennsylvania Elec. Co. Secd.
  7.450%, 10/28/96...............................      $    1,000         1,000          1,015
 Virginia Elec. & Pwr. Co.
  8.200%, 08/15/96...............................      $    1,000         1,037          1,015
 AMR Corp Del.-
  7.470%, 01/28/97...............................      $    1,000         1,014          1,013
 Commonwealth Edison Co.
  9.050%, 08/01/96...............................      $    1,000         1,080          1,014
 Long Island Ltg. Co.
  8.750%, 05/01/96...............................      $    3,450         3,521          3,492
 Salomon Inc.
  7.300%, 06/11/96...............................      $    2,600         2,604          2,613
 USX-Marathon Group Inc.
  8.875%, 09/15/97...............................      $    1,000           998          1,048
 Cigna Corp.
  8.000%, 09/01/96...............................      $    1,000         1,001          1,013
 Chrysler Finl. Corp.
  6.000%, 04/15/96...............................      $    2,000         2,058          2,001
 Chrysler Finl. Corp.
  8.125%, 12/15/96...............................      $    1,000         1,024          1,023
 Ford Motor Credit Co.
  8.625%, 04/15/96...............................      $    2,500         2,744          2,519
 General Mtr. Accep. Corp.
  7.250%, 02/15/96...............................      $    2,500         2,623          2,504
 General Mtr. Accep. Corp.
  6.300%, 02/02/96...............................      $      700           720            700
 General Mtr. Accep. Corp.
  8.250%, 08/01/96...............................      $    3,250         3,245          3,293
                                                                     ----------     ----------
                                                                     $   38,634     $   37,970
                                                                     ----------     ----------
TEMPORARY CASH INVESTMENTS--1.6%.................      $    1,270    $    2,299     $    2,302
                                                                     ----------     ----------
  Total Bond Fund--100.0%........................                    $  138,020     $  142,077
                                                                     ----------     ----------

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                                            DECEMBER 31, 1995
                                                               -----------------------------------------
                                                                 NUMBER OF
                                                                 SHARES OR
                                                                 PRINCIPAL                    CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE                         AMOUNT         COST          VALUE
        ---------------------------------                      ------------    ----------    -----------
                                    INDEXED STOCK FUND
BANKERS TRUST PYRAMID CASH PLUS FUND--0.5%..................        1,674      $    3,033    $    3,034
                                                                               ----------    ----------
BANKERS TRUST PYRAMID EQUITY INDEX FUND*--99.5%.............          456      $  362,410    $  630,335
                                                                               ----------    ----------
    Total Indexed Stock Fund--100.0%........................                   $  365,443    $  633,369
                                                                               ----------    ----------
                              INTEREST INCOME FUND

ANNUITY CONTRACTS WITH INSURANCE COMPANIES--98.8%+
 Aetna Life Insurance Company
  (7.49%-9.81%).............................................  $    83,772      $   83,773    $   83,773
 Allstate Life Insurance Company
  (5.74%)...................................................  $    11,481          11,481        11,481
 BT Basic
  (6.21%)...................................................  $   104,834         104,834       104,834
 CDC Investment Management Corp.
  (4.906%-7.61%)............................................  $    79,835          79,835        79,835
 Commonwealth Life Insurance Co.
  (9.37%)...................................................  $     1,146           1,146         1,146
 Hartford Life
  (8.70%)...................................................  $    14,863          14,863        14,863
 John Hancock Mutual Life
  (7.13%-7.71%).............................................  $   122,980         122,980       122,980
 Massachusetts Mutual
  (9.70%)...................................................  $    59,596          59,596        59,596
 Metropolitan Life Insurance Co.
  (5.79%-8.75%).............................................  $   109,884         109,884       109,884
 Mutual Benefit Life Insurance Co.
  (3.50%-5.10%).............................................  $     3,334           3,334         3,334
 New York Life Insurance Co.
  (5.39%-8.45%).............................................  $    65,351          65,351        65,351
 Pacific Mutual Life
  (9.39%)...................................................  $    32,847          32,847        32,847
 Peoples Security Life Insurance Co.
  (5.03%-8.57%).............................................  $   118,848         118,848       118,848
 Provident National
  (5.13%-8.53%).............................................  $   137,453      $  137,453    $  137,453
 Prudential Insurance Company of America
  (8.10%-9.35%).............................................  $    25,017          25,017        25,017
 Rabobank Nederland
  (6.17%-7.62%).............................................  $    61,103          61,103        61,103
 State Mutual Life
  (8.86%)...................................................  $    10,645          10,645        10,645

                         BELLSOUTH MASTER SAVINGS TRUST

                             (DOLLARS IN THOUSANDS)

                                                         DECEMBER 31, 1995
                                                  -------------------------------
                                                  NUMBER OF
                                                  SHARES OR
                                                  PRINCIPAL             CARRYING
        NAME OF ISSUER  AND TITLE OF ISSUE         AMOUNT      COST      VALUE
        ---------------------------------         --------- ---------- ----------
INTEREST INCOME  FUND--(CONTINUED)
 Sun Life Association, Canada
  (5.78%-5.79%)..................................  $22,714      22,714     22,714
 TransAmerican Life & Annuity
  (7.54%)........................................  $62,314      62,314     62,314
 Union Bank of Switzerland
  (7.28%-8.29%)..................................  $54,596      54,596     54,596
                                                            ---------- ----------
                                                            $1,182,614 $1,182,614
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--1.2%.................  $14,514  $   14,514 $   14,514
                                                            ---------- ----------
  Total Interest Income Fund--100%...............           $1,197,128 $1,197,128
                                                            ---------- ----------

                                   LOAN FUND
LOANS TO PARTICIPANTS--99.9%.....................  $59,432  $   59,432 $   59,432
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--0.1%.................  $    39  $       39 $       39
                                                            ---------- ----------
  Total Loan Fund--100.0%........................           $   59,471 $   59,471
                                                            ---------- ----------

                                 BALANCED FUND
TEMPORARY CASH INVESTMENTS--43.9%................  $15,546  $   27,636 $   28,186
                                                            ---------- ----------
U.S. TREASURY BILL, EXP. 01/11/96--0.8%..........  $   560  $      532 $      532
                                                            ---------- ----------
CORPORATE OBLIGATIONS--18.7%.....................  $ 6,771  $   10,360 $   11,978
                                                            ---------- ----------
BT EQUITY INDEX FUND--36.6%......................  $    17  $   17,193 $   23,532
                                                            ---------- ----------
  Total Balanced Fund--100.0%....................           $   55,721 $   64,228
                                                            ---------- ----------

                         EMPLOYEE STOCK OWNERSHIP PLAN
SHARES OF BELLSOUTH COMMON STOCK*--96.2%.........   37,837  $1,021,227 $1,645,900
                                                            ---------- ----------
TEMPORARY CASH INVESTMENTS--3.8%.................   36,125  $   63,559 $   65,498
                                                            ---------- ----------
  Total Employee Stock Ownership Fund--100.0%....           $1,084,786 $1,711,398
                                                            ---------- ----------

                               MUTUAL FUND WINDOW
MUTUAL FUNDS--98.0%
 Berger 100 Fund.................................    1,895  $   31,458 $   34,304
 DFA International Value II Fund.................    1,537  $   15,240 $   16,020
 DFA U.S. Large Cap Value II Fund................      611  $    7,197 $    7,801
 DFA U.S. Small Cap Value II Fund................    1,233  $   13,402 $   15,151
 20th Century Growth Investors Fund..............      666  $   14,513 $   12,920
                                                            ---------- ----------
  Total Equity Mutual Funds......................           $   81,810 $   86,196
                                                            ---------- ----------

                        BELLSOUTH MASTER SAVINGS TRUST

                            (DOLLARS IN THOUSANDS)

                                                          DECEMBER 31, 1995
                                                   -------------------------------
                                                   NUMBER OF
                                                   SHARES OR
                                                   PRINCIPAL             CARRYING
        NAME OF ISSUER AND TITLE OF ISSUE           AMOUNT      COST      VALUE
        -------------------------------          --------- ---------- ----------

                            MUTUAL-FUND-WINDOW--(CONTINUED)
TEMPORARY CASH INVESTMENTS--2.0%
 BT Pyramid Cash Plus Fund........................      79   $      142 $      143
 Cash in Transit..................................   1,455   $    1,455 $    1,455
 Schwab Retirement Money Fund.....................     202   $      202 $      202
                                                             ---------- ----------
                                                             $    1,799 $    1,800
                                                             ---------- ----------
   Total Mutual Fund Window--100.0%...............           $   83,609 $   87,996
                                                             ---------- ----------
  TOTAL INVESTMENTS...............................           $4,091,362 $6,148,132
                                                             ========== ==========

- --------
NOTES
Percentages represent the percentage of the investments of each fund of the Master Savings Trust.

* Investment represents 5% or more of the Net Assets of the Master Savings
  Trust.
+ The contracts with these insurance companies (interest rates indicated in parentheses) guarantee the repayment of principal and the crediting of interest resulting in a composite effective annual interest rate of 6.82% for the year 1995. The timing of the remittance of participating employee contributions and other participating employee-directed transactions may cause the actual yield to vary from this rate. The composite interest rate is subject to annual adjustment.